Exhibit 8.1
List of Subsidiaries

The following is a list of the Company’s significant subsidiaries, all of which were organized in Mexico:

Radio Stations:

XEQR, S.A. de C.V.
XERC, S.A. de C.V.
XEEST, S.A. de C.V.
XEQR-FM, S.A. de C.V.
XERC-FM, S.A. de C.V.
XEJP-FM, S.A. de C.V.
XEDKR-AM, S.A. de C.V.
XESTN-AM, S.A. de C.V.
Radio Red, S.A. de C.V.
Radio Red-FM, S.A. de C.V.
Radio Sistema Mexicano, S.A.
Estación Alfa, S.A. de C.V.
Emisora 1150, S.A. de C.V.

Marketing Companies:

Radio Centro Publicidad, S.A. de C.V.
GRC Publicidad, S.A. de C.V.
GRC Medios, S.A. de C.V.
GRC Comunicaciones, S.A. de C.V.
GRC Radiodifusión, S.A. (formerly Aerocer, S.A.)

Service Companies:

Promotora Técnica de Servicios Profesionales, S.A. de C.V.
Publicidad y Promociones Internacionales, S.A. de C.V.
To2 México, S.A. de C.V.
Promo Red, S.A. de C.V.

Real estate Companies:

Universal de Muebles e Inmuebles, S.A. de C.V.
Inmobiliaria Radio Centro, S.A. de C.V.

Sub-holding Companies:

Desarrollos Empresariales, S.A. de C.V.
Radiodifusión Red, S.A. de C.V.
Enlaces Troncales, S.A. de C.V.

Non-operating Companies:

Música, Música, Música, S.A. de C.V.
Promotora de Éxitos, S.A. de C.V.
Producciones Artísticas Internacionales, S.A. de C.V.

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